Exhibit 10.19

COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

COMMERCIAL SUPPLY AND SERVICES AGREEMENT
- Drug Product-

[***]

by and between

Ultragenyx Europe GmbH

Innere Margarethenstrasse 5

4051 Basel,
Switzerland

(„Customer“)

and

Rentschler Biopharma SE,

Erwin-Rentschler-Str. 21, 88471 Laupheim,

Germany

(„Rentschler“)

hereinafter called each or together "Party" or "Parties".

Preamble

WHEREAS, Rentschler has the know-how, expertise, capability, experience and the infrastructure necessary to manufacture the Drug Substance to a final Product ready for labelling subject to and in accordance with the terms hereof; and

WHEREAS, Customer is a company engaged in the pharmaceutical field focussing on development of rare disease therapies and is eager to engage Rentschler as a contract manufacturing organization for the Product (as defined hereinafter); and

WHEREAS, Customer is planning to reach commercial stage in the near term for the Product; and

WHEREAS, Rentschler has agreed to manufacture and supply certain amounts of the Product to the Customer for commercial demands in the Territory (as defined hereinafter) subject to the terms and conditions set forth herein; and

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

WHEREAS, Rentschler announced to discontinue the Product production.

WHEREAS, Both parties have agreed to transfer the Manufacturing of the Customer`s Product to the manufacturing site Rentschler Fill Solutions GmbH, Roemergrund 6, A-6830, Rankweil, Austria (“Rentschler Fill Solutions”) and therefore limit the term of this agreement.

WHEREAS, Both Parties agree to work in a partnership model and are committed to establish the appropriate level of trust and transparency. Each Party hereto has a duty of good faith and fair dealing in connection with its performance under this Agreement. Each Party shall perform its obligations under this Agreement in a diligent, legal, ethical and professional manner so as to advance the purposes and intent of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.	Scope of the Agreement & Schedules
1.1.	Rentschler will perform on a non-exclusive basis the Services upon the terms and conditions of this Agreement as well as its Schedules.
1.2.	Attached to this Commercial Supply Agreement (“Agreement”) are the following Schedules which form an integral part of this Agreement:
Schedule A:	Definitions used in this Agreement;
Schedule B:	Commercial Terms for the Services;
Schedule B.1:	Service Fee
Schedule C:	Legal Terms, including liabilities and limitation of liabilities;
Schedule D:

Latest agreed version of the Quality Agreement defining the delineation of the pharmaceutical responsibilities. This Schedule will be executed directly between Ultragenyx Pharmaceutical Inc., part of Ultragenyx group of companies (that is providing pursuant to separate intra group agreements quality oversight and support services on behalf of the Customer) and Rentschler.

Schedule E:	Compliance
Schedule F:	Storage Terms
1.3.

In the case of any inconsistencies between this Agreement, the Schedules and / or an Offer referring to it, this Agreement shall prevail, except for quality aspects and the definition of Territory after the Effective Date for which Schedule D shall prevail.

1.4.	Neither Party shall alter or adjust this Agreement or any Schedule to it without the prior written permission of the other Party.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

2.	Customer’s Responsibilities
2.1.	Customer shall be responsible to
(i)	provide complete and accurate requirements to define the Specifications;
(ii)	provide Rentschler with complete and accurate information (Material Data Safety Sheet) and sufficient FOC Material necessary to perform the Services.
2.2.

Customer shall supply FOC Material to Rentschler according to Schedule B in line with [***] (Incoterm 2010). Customer is responsible that such material is (i) suitable for the Manufacturing of the Product, (ii) fits for the Services and (iii) pharmaceutically compliant. Rentschler is the manufacturer of FOC Material. Rentschler will ensure on-time movement of FOC Material within their premises to allow for timely fulfilment of Services.

2.3.	Both Parties shall comply with Schedule E.
3.	Rentschler Responsibilities
3.1.	Rentschler shall comply with cGMP and with recognized industry standards, including, but not limited to applicable ICH guidelines and the pertaining laws and regulations.
3.2.

Rentschler will make available and maintain an adequate manufacturing site, validated processing equipment, the manufacturing processes for the products of the Customer in a validated state, trained and competent personnel with relevant knowledge and experience, and will ensure sufficient capacity to store the FOC material and the excipients needed and render the Services, and Manufacture of Product.

3.3.	All the responsibilities and obligation listed under section 3.1. and 3.2. will be covered by Rentschler at their own expenses.
3.4.	Rentschler will notify the Customer immediately but not later than within [***] Business Days in the event of any potential failure to deliver Product within the agreed time lines.
3.5.	Rentschler will render the Services in a professional and workman-like manner in accordance with this Agreement, including the Quality Agreement.
3.6.	Rentschler will Manufacture the Product in accordance with the terms of this Agreement and the responsibilities as set out in the Quality Agreement.
3.7.	Rentschler has to provide the Customer with a [***] Material inventory report by the [***] of the year reflecting the inventory of FOC Material on the last day of the previous calendar month.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

4.	Transfer Activities of Customer`s Product from Rentschler to Rentschler Fill Solutions, Rankweil, Austria
4.1.

Rentschler will execute the transfer of the Customer`s Product to Rentschler Fill Solutions in a compliant and timely manner. A completion of the transfer will be confirmed by the Steering Committee in accordance to section 5.

4.2.

Subject to Sections 4.4 and 7.1 Rentschler will fulfil the Services of this Agreement until the transfer of the Customer`s Product to Rentschler Fill Solutions, Rankweil, Austria is successfully completed.

4.3.	Rentschler shall under no circumstances charge the Customer any costs associated with the transfer of the Customer`s Product to Rentschler Fill Solutions, Rankweil, Austria.
4.4.	Customer shall maintain appropriate safety stock of the Product at all times during the Term of the Agreement to mitigate the risk of a market stock out.
4.5.	In case Rentschler Fill Solutions, Rankweil, Austria, fails to:
(i)	Obtain a Manufacturing License from AGES,
(ii)	or successfully validate the process for Customer`s Product,
(iii)	or obtain FDA and EMA approval as Manufacturing Site of the Product,
(iv)	or execute the transfer within the agreed timelines therefore leading to risk of patient supply,
(v)	or in case of a Force Majeure event on part of Rentschler Fill Solutions,

Rentschler will provide reasonable support to transfer the Product to another site selected by the Customer until the transfer is successfully done and confirmed by the Steering Committee. The expenses for such support shall be agreed by the Steering Committee and shall be borne equally by the Parties.

5.	Governance Model
5.1.

The partnership model includes a Steering Committee (as described in clause 5.2) and a Joint Working Team (as described in clause 5.13) focussing on operational execution. The Joint Working Team will be led by a project / relationship manager of each Party (“Joint Working Team Leads”).

5.2.	The Parties shall establish a Steering Committee consisting of 4 (four) permanent senior management individuals (“Committee Members”). Each Party will nominate [***] Committee Members.
5.3.	Either Party may replace its Committee Members by notice to the other Party.
5.4.	The Committee Members shall be appropriately qualified and experienced in order to make a meaningful contribution to the Steering Committee meetings.

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5.5.	The purpose of the Steering Committee is to
(i)	establish and maintain an effective and efficient collaboration between the Parties;
(ii)	confirming the Joint Working Team Leads appointed by each Party;
(iii)	oversee the transfer of the Product according to section 4.;
(iv)	oversee the Joint Working Team’s performance in business review meetings;
(v)	evaluate in good faith and ratify any technical, business process and / or quality Improvements proposed by the Joint Working Team;
(vi)	act as escalation body for issue resolution;
(vii)	define the framework for continuous Improvement, mutual long-term objectives and priorities.
(viii)	any other topics assigned to it in compliance with this Agreement of following the mutual decision of the Parties.
5.6.	The Steering Committee shall conduct its discussions in good faith with a view to operating to the mutual benefit of the Parties.
5.7.

The Steering Committee shall meet as often as the Committee Members may determine (to this purpose the request of the Committee Members of each Party would be sufficient), but in any event no less than [***] per Calendar Year. Meetings can be held face-to-face or by teleconference, with minimum [***] per year. Either Party may request a meeting within [***] Business Days in urgent cases.

5.8.

The agenda (including, any pre-read material) shall be distributed to the participants at the latest [***] Business Days prior to the meeting. In addition to any other topics to be discussed in the agenda of the relevant meeting, the following matters shall be invariably discussed during the meetings of the Steering Committee:

(i)	company updates and strategic outlooks;
(ii)	decisions requested from the Joint Steering Committee;
(iii)	performance review (services, quality, relationship, financials);
(iv)	performance review of the Joint Working Team;
(v)	risk evaluation and associated risk mitigation projects;
(vi)	all transfer activities according to Section 4;
(vii)	review status of past meeting action items;

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

5.9.	Each Party may invite individuals with special skills to attend such meetings where it is considered to be relevant and appropriate.
5.10.

All decisions of the Steering Committee shall be made in good faith in the best interests of this Agreement and require a unanimous vote. In the event that the Steering Committee is unable to reach a decision on any matter after good faith attempts to resolve such disagreement in a commercially reasonable fashion and in any event if the Steering Committee is unable to decide within [***] Business Days, then such matter should be referred to the Executive Leadership of both Parties, who together shall use reasonable and good faith efforts to reach a decision by consensus within [***] Business Days after such matter is referred to them.

5.11.

If the Executive Leadership does not reach consensus in accordance with clause 4.10., either Party may commence dispute resolution proceedings in accordance with the relevant provisions set out in this Agreement.

5.12.

The Steering Committee shall take minutes of its meetings and resolutions, which shall be promptly circulated to the Parties after each meeting for agreement. In case of any disagreement clauses 5.10. and 5.11. shall apply.

5.13.	The Parties shall establish a Joint Working Team, consisting of subject matter experts at minimum in the field of manufacturing operations, quality (“Joint Working Team Members”).
5.14.	Either Party may replace its Joint Working Team Members by notice to the other Party.
5.15.	The Joint Working Team Members shall be appropriately qualified and experienced in order to make a meaningful contribution to the Joint Working Team meetings.
5.16.	The purpose of the Joint Working Team is to:
(i)	drive and improve performance of Services including the Yield, and the Joint Working Team;
(ii)	deliver on Service goals;
(iii)	track yield of the delivered batches
(iv)	manage and reduce aggregate risk, including lead times and safety stock management of Third Party Material;
(v)	manage issues related to Services;
(vi)	maintain a collaborative and constructive relationship (at operational level);
(vii)	potentially propose any Improvement to the Steering Committee;
(viii)	closely monitor all transfer activities according to Section 4.
5.17.	The Joint Working Team shall conduct its discussion in good faith with a view to operating to the mutual benefit of the Parties.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

5.18.

The Joint Working Team shall meet as often as the Joint Working Team Members may determine, but in any event no less than [***]. Meetings can be held face-to-face or by teleconference, with minimum [***] per year.

5.19.	In addition to any other topics to be discussed in the agenda of the relevant meeting, the following matters shall be invariably discussed during the Joint Working Team meetings:
(i)	team member updates;
(ii)	performance review (services, quality, relationship, financials);
(iii)	risk evaluation and associated risk mitigation projects;
(iv)	review status of past meeting action items.
5.20.

The Joint Working Team Members may invite individuals with special skills to attend such meetings where it is considered to be relevant and appropriate. Individuals belonging to a third party have to be mutually agreed. These invited individuals do not have voting powers.

5.21.	The quorum for the validity of the Joint Working Team meetings shall be [***] for each Party.
5.22.

All decisions of the Joint Working Team shall be made in good faith in the best interests of this Agreement and require a unanimous vote. In the event that the Joint Working Team is unable to reach a decision on any matter after good faith attempts to resolve such disagreement in a commercially reasonable fashion. Then such matter should be referred to and decided by the Steering Committee in a timely manner.

5.23.	The Joint Working Team shall take minutes of its meetings and resolutions, which shall be promptly circulated to the Parties after each meeting for agreement.
6.	Financial Audits

In case of Customer’s doubts of Rentschler’s compliance with respect to FOC Material and Third Party Material inventory management, Rentschler shall make available to Customer or to a certified public accountant (“CPA”) reasonably acceptable to Rentschler, upon Customer’s reasonable request and with an appropriate period of notice during the regular office hours during the Term (or after the Term for activities started during the Term but with effects after the Term), books, records and other documentation relevant to the Services. For the avoidance of doubt Customer shall bear the cost of the CPA.

7.	Term and Termination

This Agreement is effective as of the last date of signature by the Parties (“Effective Date”) and will expire on December 31, 2025 without further written termination notice.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

The Parties agree that the last Product will be produced by Rentschler no later than the 30th of June 2019 (“Production End Date”)

If any of the following events will materialize:

(i)	risk of supply to patients ascertained by the Steering Committee despite Customers fulfilment of its obligation in Section 4.4;

(ii)	any of the events listed under clause 4.5 from (i) to (v);

(iii)	delay in successfully completing the transfer of the Product as per clause 4.6.

the Parties shall use commercially reasonable efforts to extend the Production End Date. For the avoidance of doubt, commercially reasonable efforts does not include technical renewal or major repair efforts with respect to the production facility. Customer acknowledges that Rentschler depends on official measures of the supervisory competent authority, which Rentschler can only partially influence and which could preclude an extension of the Production End Date. In such case Rentschler will have to show to the Customer official documentation from the competent authorities which prohibits an extension of the Production End Date.

7.1.	Each Party shall be entitled to terminate this Agreement with immediate effect if:
(i)	any requirement / obligation mentioned in Schedule E is violated / breached by the respective other Party and / or its Affiliates;
(ii)	a Material Change in Control and Business Model of the respective other Party;
(iii)	the respective other Party infringes Party’s Intellectual Property Rights.
7.2.

Customer shall be entitled to terminate this Agreement with immediate effect if Rentschler loses the right to operate under this Agreement following any decision from the competent authorities and / or revocation of the necessary approvals / regulatory permits (including FDA taking control of Rentschler following a consent decree).

7.3.

Unless otherwise agreed in writing termination or expiration of this Agreement for any reason shall not relieve either Party or its Affiliates from their obligations under this Agreement until the date of such termination or expiration or to perform such obligations as described in Schedule E) that will survive for [***] years after the expiration or termination of this Agreement.

7.4.

Either Party may terminate this agreement at any time if Rentschler is unable to deliver the Services agreed in this Agreement. In the event of Force Majeure for a period greater than [***] consecutive calendar months.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

Rentschler Biopharma SE Date: January 31, 2018 Signature: /s/ Klaus Schoepe Name: Dr. Klaus Schoepe Position: SVP Project Management	If second signature is required: Date: January 31, 2018 Signature: /s/ Thomas Lottner Name: Thomas Lottner Position: VP Commercial Management
Ultragenyx Europe GmbH Date: January 23, 2018 Signature: /s/ Stefano Portolano Name: Stefano Portolano Position: Regional Head, Europe	If second signature is required: Date: January 16, 2018 Signature: /s/ Shalini Sharp Name: Shalini Sharp Position: CFO

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

SCHEDULE A

DEFINITIONS

•

Additional Services means any service specifically qualified as an additional service in any approved Rentschler Offer, except all activities involved in converting FOC Material into Product and according to the quality standards set forth in the Quality Agreement including costs of in-process control, quality assurance, quality control and release, deviation and complaint handling, storage of FOC Material until delivery notice, storage of purchased material procured by Rentschler and of Product until delivery notice, disposal of waste.

•

Affiliate shall mean with respect to a Party, any person, corporation, company, partnership or other entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” shall mean direct ownership of [***] of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or [***] of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

•	Business Day shall mean each day of the week save for Saturday, Sunday and public holidays in Germany or Switzerland or the United States of America.
•	Calendar Year shall mean a period of 12 (twelve) consecutive months corresponding to the calendar year commencing on the first day of January.
•

Confidential Information means contents of this Agreement and any information regarding the other Party’s business and / or its Affiliates’ business as well as information relating to the Product disclosed by one Party and / or its Affiliates to the other Party pursuant to this Agreement.

•	Delivery Date means the date of delivery requested by Customer in a Purchase Order.
•	Drug Product means Customer’s FOC Material with excipients filled into glass vials under cGMP conditions for human use.
•	Drug Substance means Customer’s active pharmaceutical ingredient manufactured under GMP condition for human use.
•	Equipment means any equipment system to support manufacturing and / or packaging of Customer’s Product.
•

Executive Leadership shall mean for the purpose of this Agreement the Chief Technical Operations Officer of the Customer and the Chief Executive Officer of Rentschler respectively (or whoever is on these roles ad interim).

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

•	Exit Fee shall mean the fee to be paid by the Customer in accordance with the provision of section 2 of Schedule B.
•	Facility shall mean Rentschler’s manufacturing facilities located in Laupheim, Germany.
•	Final Release shall mean Product is quality released by Customer or Customer’s delegate as per the Quality Agreement in Schedule D.
•	FOC (Free of Charge) Material means Drug Substance manufactured by Rentschler and other materials supplied by Customer to Rentschler free of charge.
•	Force Majeure shall have the meaning as provided in Schedule C, Section 8.
•

Good Manufacturing Practices or cGMP means the current good manufacturing practices including EU GMP Guide, 21 CFR, ICH Q7A, 21 CFR, EU guide and their current official interpretations applicable to the manufacturing of Product.

•	Hidden Defects means a defect of FOC Material or Product already present at the time of delivery but not detectable at the time of the inspection.
•	Improvement means technical and business process optimization that is beneficial for the manufacturing process, product quality, financial aspect or supply of Customer’s Product.
•

“Intellectual Property Rights” means rights in patents, patent applications (including all utility and design patents and patent applications), inventions, trademarks, service marks, trade names, internet domain names, rights in designs, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, copyrights, (including all computer applications, programs and other software, including without limitation operating software, network software, firmware, middleware, and design software rights in computer software and databases), database rights, industrial property rights, moral rights of authors, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), utility models, any common law rights arising from use of the foregoing, all rights of renewal, continuations, divisions, extensions and the like relating to the foregoing, and other intellectual property rights, in each case whether registered or unregistered and including any applications and rights to apply for the grant of any such rights and all rights and forms of protection having an equivalent or similar effect anywhere in the world.

•	Joint Working Team Members shall mean the team selected by the Steering Committee in accordance with the criteria set out under section 5.13 of this Agreement.
•

Manufacture or Manufacturing means compounding, filling or processing, producing, testing and packaging of FOC Material and purchased material to obtain Customer’s Product by Rentschler in accordance to the Product specification.

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•

Material Change in Control or Business Model shall mean any of the following: (i) the sale or disposition of all or substantially all of the assets of a Party to a Third Party, (ii) the acquisition by a Third Party, of more than [***] of a Party’s outstanding shares of voting capital stock (e.g. capital stock entitled to vote generally for the election of directors), or (iii) the merger or consolidation of a Party with or into another corporation. References in this definition to a Third Party shall also include Affiliates in case Affiliate has no comparable financial resources and financial reputation as Customer or Rentschler has.

•	Offer shall mean Rentschler’s quotation containing the details of the proposed Services subject to Customer’s binding order.
•	On-Time Delivery shall mean Product released by Rentschler as per Schedule D (Quality Agreement).
•	Product shall mean the Drug Product manufactured by Rentschler.
•	Purchase Order shall mean a firm order placed by Customer issued by Customer with a corresponding purchase order number to Rentschler reflecting forecasted Services within the Binding Forecast.
•	Quality Agreement shall be drafted substantially in the same form as Schedule D.
•

Quarantined Production means a Manufacturing of Product with any material not released by the quality department of Rentschler before such Manufacturing. Such Manufacturing requires explicit request by Customer.

•	Quarantined Shipment means a shipment of Product before the quality release by Rentschler in accordance with the Quality Agreement.
•

Rentschler Know-How means all know-how or intellectual property relating to Rentschler’s background know-how in the field of the Manufacturing and Rentschler’s operations of drug delivery, medical devices, drug process development services as well as regulatory, fill and finish, packaging and quality issues.

•	Rentschler Offer means any quote proposed for Additional Services approved by the Customer.
•	Services means all activities related to Manufacturing of Customer’s Product as described in this Agreement and Schedule D which do not include Additional Services.
•

Service Fee means the fee paid by the Customer for each Services as itemized in Schedule B.1 in this Agreement and includes all activities involved in converting FOC Material into Product and according to the quality standards set forth in the Technical Quality Agreement including costs of in-process control, quality

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assurance, quality control and release, storage of FOC Material and Third Party Material procured by Rentschler, disposal of waste.
•	Specifications means the written Product specifications as mutually agreed.
•	Steering Committee shall mean the committee selected by the Parties in accordance with the criteria set out under section 5 of this Agreement.
•	Storage Fee shall have the meaning provided in Schedule F.
•	Third Party means any Person other than Customer, Rentschler and their respective Affiliates.
•	Third Party Material means all materials procured by Rentschler for the Manufacturing of the Product.
•	Technical Release means the release of the Product by Rentschler and the Customer in accordance with Schedule D.
•

Territory shall mean the following countries: EU, USA, Brazil, Mexico, Colombia, Chile, Japan, Turkey or any different country as agreed by the Parties in the Quality Agreement during the term of this Agreement after the Effective Date.

•	Yield shall mean the number of vials manufactured in a production batch.
•

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SCHEDULE B

COMMERCIAL TERMS

1.	Order Processing

Rentschler will quote the Additional Services to Customer by written Rentschler Offer referring to this Agreement.

Upon agreement between the Parties about such Rentschler Offer, Rentschler will provide the Additional Services as described in the respective Rentschler Offer.

2.	Forecast and Purchase Orders

The Parties hereby establish a forecast procedure, comprising a binding rolling forecast period and a non-binding long-term range as follows:

Customer will provide a good faith rolling forecast covering the current plus next [***] no later than the [***] calendar day of [***], specifying the Product, the ordered quantity, number of batches and the expected Delivery Date (“Forecast”) together with the related Purchase Order. Rentschler will confirm the Forecast and the Purchase Order to Customer within [***] Business Days after the receipt of such a Forecast and Purchase Order. The [***] months of the Forecast shall be binding to both Parties as to the quantity of the Product, number of batches and the Delivery Date (“Binding Forecast”).

If Customer cancels any Purchase Order already issued within the Binding Forecast period, Customer shall pay an Exit Fee as follows:

Time period of cancellation, rescheduling prior starting Manufacturing	Exit Fee (percentage of the Service Fee applicable to the Product in the cancelled Purchase Order)
[***]	[***]
[***]	[***]

In case an order is cancelled by Customer and needs to be rescheduled within the Binding Forecast period both Parties agree to find in good faith an alternative Manufacturing schedule for the respective Purchase Order in good faith.

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Rentschler will use reasonable commercial efforts to allocate the reserved production capacity of the above mentioned orders to other customers’ orders. If such allocation will be successful, the Exit Fee will equal to [***].

3.	Delivery
3.1	Delivery of FOC Material by Customer.

Customer shall deliver all FOC Materials with a notice time of at least [***] prior to the intended Delivery Date with the exception of Drug Substance manufactured by Rentschler.

On written request by Customer, the Parties can agree on a Quarantined Production.

3.2Delivery of Product by Rentschler

Any delivery of Product by Rentschler to Customer or to a third Party named by Customer will be based on [***] (Incoterms 2010). Rentschler will package the Product in the manner appropriate for transport in line with FCA requirements and the Quality Agreement or mutually agreed shipping procedures. In case Customer has special requirements for transport packaging, Customer shall inform Rentschler about such requirements in a timely manner. If agreed between the Parties such special packing requirements shall be documented in writing in a separate document between the Parties.

In urgent cases, Customer may request in writing to Rentschler for:

(i)	a Quarantined Shipment; or
(ii)	a Quarantined Production

Customer assumes all risks, responsibilities and costs associated with a Quarantined Shipment or Quarantined Production, unless the reason for the non-compliance of the Product is caused by Rentschler.

3.3

Within [***] Business Days following notification of Technical Release, Rentschler and Customer shall agree if Rentschler shall either (a) place Product with a common carrier for delivery to Customer or a third party as directed by Customer, or (b) store the applicable Product at the Facility or other mutually agreed location according to Schedule F.

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4.	Fees

Customer will pay to Rentschler a Service Fee according to Schedule B.1 and / or fee for Additional Services following the acceptance of a Rentschler’s Offer.

The Service Fee and fee for Additional Services do not contain value-added tax (VAT). If Rentschler’s Services or Additional Services are subject to VAT, Customer will be charged for the VAT incurred in addition.

The Service Fee will paid upon Technical Release of the respective batch of Product.

The fees for the Additional Services will be paid according to the payment schedule contained in any approved Rentschler’s Offer.

All Payments must be made in Euro and are payable within [***] days from date of invoice or a designated date where the payment will fall due.

Rentschler may adjust the Service Fees [***]. Any increase will be calculated with an average value based on [***] of the [***] and [***] of the [***]. If Rentschler chooses not to adjust the price for [***] or more years (“Period”), Rentschler may adjust the price on the respective next [***] as if Rentschler had made use of its right to adjust the price [***] during the Period. The decision for any potential adjustment proposal in excess of [***] will be deferred to the Steering Committee. Rentschler shall provide Customer with all the official referenced sources justifying any adjustment in accordance with this clause with a [***] Business Day notice.

5.	Third Party Material

All Services requiring materials which are purchased, procured, stored and tested by Rentschler shall be at Rentschler’s own expense and are subject to correct and punctual supply of Rentschler’s respective suppliers.

Rentschler will promptly inform Customer if it encounters supply problems, including delays and / or delivery of non-conforming Third Party Material with respect to any supply of purchased material for Manufacturing of Product and Rentschler must take reasonable measures to correct such problems and the Customer may in their discretion provide assistance in agreement with Rentschler. Rentschler should ensure sufficient safety stocks available of any such Third Party Material based on best market practice and on Rentschler’s experience with its suppliers and their respective contractual agreements. The definition of such safety stock levels should be reviewed periodically and mutually agreed by the Joint Working Team.

6.	Special Costs

All costs concerning the further use or importation by Customer into a country of Territory any Product resulting from the Services are to be borne by Customer, especially administration fees connected with the marketing of the Product, even if

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Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

the respective administrative authority should charge Rentschler directly. In such case, Customer ensures that the respective amounts are received by Rentschler on Rentschler’s bank account within [***] calender days. Customer will inform Rentschler about any administrative requirement applicable to Rentschler of any country Customer is marketing its Product as soon as possible.

7.	Additional Services

Upon request by Customer, Rentschler will perform the following Additional Services but not limited, which are further defined as follows:

(i)	stability Studies of Product;
(ii)	cGMP audits as outlined in Schedule D;
(iii)	inspections of Health Authorities [***] and FDA;
(iv)

accommodation of “Persons in Plant” Rentschler will accommodate and grant reasonable access during working hours for “Person in Plant” at no cost for the Customer. If such an access will exceed [***] Business Days, Rentschler will have the right to charge Customer an amount of [***] EUR for any Business Days of access in excess of [***] Business Days.

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Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

SCHEDULE B.1
Service Fee

Service Fee in EUR

Production of [***] max. [***] vials GMP-batch

Preparation / formulation / pooling / filtration / aseptic filling / capping / visual inspection / in-process control / quality control and release testing (incl. methods performed externally) / quality assurance / storage of Third Party Material procured by Rentschler / disposal of waste.

[***]

Description

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Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

SCHEDULE C

LEGAL TERMS

1.

1.	Scope

These terms are applicable for any engagement or order relating to the Services and Additional Services as requested by Customer and shall prevail and supersede any conflicting terms as provided by the Customer.

2.	Results
2.1

Neither Party shall, as a result of this Agreement, acquire any right, title, or interest in any intellectual property that the other Party owns or controls as of the Effective Date of this Agreement, or that the other Party obtains ownership or control of separately and apart from the performance of the Services under this Agreement ("Background Intellectual Property").

2.2

Customer shall own exclusively all rights, titles, and interests in any and all intellectual property that Rentschler conceives, invents, reduces to practice, develops or makes, solely or jointly with Customer, in the course of performance of the Services or as a result of using Customer's Background Intellectual Property.

2.3

Notwithstanding the foregoing, Rentschler shall own all rights, titles and interests in any intellectual property regarding Know How that Rentschler develops, conceives, invents, reduces to practice or makes in the course of performance of the Services that (i) relates to the Rentschler Background Intellectual Property; (ii) Rentschler’s Know How, (iii) which is severable from the Product, and (iii) does not reveal or disclose any Confidential Information of Customer.

3.	Intellectual Property
3.1	For any Inventions both parties shall cooperate in good faith to allocate the rights and the costs which are associated with the possible protection of the Inventions.
3.2

If the performance of the Services and / or Additional Services requires the use of Intellectual Property Rights of Rentschler, Rentschler hereby grants to Customer the necessary rights of use to these Intellectual Property Rights solely for the marketing, distribution and sale of the Products. In addition, Rentschler grants to Customer the necessary rights of use to these Intellectual Property Rights for the manufacture of the Products by Customer itself of the Products. Such licenses are granted on a worldwide basis, non-exclusively and royalty-free, unless expressly otherwise agreed.

3.3

If the performance of this Agreement requires the use of Intellectual Property Rights of Customer or of third parties, Customer hereby grants to or procures for Rentschler the necessary rights of use to these Intellectual Property Rights solely

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for the performance of the Services and / or Additional Services on a worldwide basis, non-exclusively and free of fees.

All documents which Rentschler receives from Customer for the fulfilment of the Services remain the property of Customer.

Rentschler may in each case archive a copy of all documents and data produced at or in connection with the Services in copy, and will not use this archive copy for any purposes other than to abide by the relevant commercial and tax law provisions or to the extent to which these documents and this data are suitable as proof of a circumstance on the basis of which an otherwise mandatory existing liability of Rentschler, in particular pursuant to the Product Liability Act, the Medical Products Act or the Pharmaceuticals Act, could be excluded.

Notwithstanding anything to the contrary in this Agreement, Rentschler shall not be required to destroy any computer files stored securely by Rentschler that are created during automatic system back-up.

3.4

Each Party shall be obliged to acquire the inventions and rights on the inventions made under this Agreement of its employees, consultants, agents and representatives to the extent necessary to secure the other Party’s rights set out in this Section 3. Employee invention compensation claims arising under the German Law on Employee Inventions (Gesetz über Arbeitnehmererfindungen / ArbnErfG) and / or comparable legislation as may be applicable in other countries shall be reimbursed by the Party up to [***] EUR, that is exclusively entitled to own such invention, following the allocation of Intellectual Property Right ownership as set out in this Agreement. In case of proposed reimbursements above [***] EUR the Steering Committee shall decide on the respective reimbursement amount.

4.	Defective Product
4.1

IF AND TO THE EXTENT PERMITTED BY LAW, THE PRODUCT IS DELIVERED TO CUSTOMER “AS IS” FOLLOWING COMPLETION OF THE CHECKS DESCRIBED UNDER SECTION 4.2 AND RENTSCHLER MAKES NO WARRANTIES, REPRESENTATIONS OR GUARANTEES NOR ANY TERMS AND/OR CONDITIONS OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED WHETHER BY STATUTE, COMMON LAW, CUSTOM, COURSE OF DEALING OR OTHERWISE, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE. FOR THE AVOIDANCE OF ANY DOUBTS THIS PROVISION WILL NOT APPLY TO ANY HIDDEN DEFECTS OF THE PRODUCT.

4.2

Customer shall examine the Product Manufactured and delivered by or on behalf of Rentschler for compliance with the Specifications, intactness, shortage, identity or any defect without undue delay. Should any of the Products fail to meet the Specifications, or in the event of any other claim, Customer shall inform Rentschler in writing without undue delay, latest within [***] Business Days after receipt of the Product. Hidden Defects can be claimed in writing within [***] Business Days after

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being detected by Customer. If Customer fails to notify the defect within such period, Customer shall be deemed to have accepted the consignment.
4.3

In the event Customer notifies Rentschler within the period mentioned in section. 4.2 above that any of the Products does not conform with the Specifications or is otherwise defective and Rentschler agrees with it, Rentschler shall conduct its own evaluation within the time frame define in the Quality Technical Agreement and Schedule D. Rentschler will then repeat the Service free of charge, if Customer agrees to that. This is Customer’s sole and exclusive remedy. If Rentschler fails to remedy, Rentschler will reimburse Customer for the damages caused by the default up to the limits of liabilities as described in section 5 below. If Rentschler pays the compensation, Rentschler is no longer obliged to perform the respective concerned Service.

4.4

In the event Rentschler disagrees with the results obtained by Customer the issue shall be submitted to an independent testing laboratory, jointly defined by the Steering Committee, whose decision shall be binding on both Parties. The costs of such test shall be borne by the Party found to be at fault.

5.	Indemnification and Limitation of Liability
5.1

The Parties shall indemnify, defend and hold each other and their respective Affiliates, officers, employees and agents harmless from and against any and all losses, costs, damages, fees or expenses, including but not limited to claims on patent infringement and / or infringement of any third party intellectual property rights, as well as product liability claims, complaints or procedures, relating to the Product or otherwise caused by the Services or the Additional Services. (“Losses”) incurred in connection with or arising out of any:

(i)	Third Party claims, demands, suits, proceedings or causes of actions (“Claims”) to the extent arising out of the breach of any Party to provisions of this Agreement;
(ii)	Third Party Claims to the extent arising out of any neglicence or willful misconduct of the Parties in the performance of any obligations under this Agreement.
5.2

All indemnification claims in respect of any person seeking indemnification (collectively the “Indemnitees” and each an “Indemnitee”) under section 5.1) shall be made by the corresponding Party (the “Indemnified Party”). The Indemnified Party shall give to the other Party (the “Indemnifying Party”) prompt written notice (“Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which such Indemnified Party intends to base an indemnification request pursuant to clause 5.1. Each Indemnification Claim Notice must contain a description of the Claim and the nature and the amount of such Loss (to the extent that the nature and the amount are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party shall furnish promptly to the Indemnifying Party

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copies of all the notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party materially prejudices the defence of such Third Party Claim. Where required the Indemnifying Party shall promptly send a copy of the Indemnification Claim Notice to its relevant insurers and shall permit them to exercise rights of subrogation.

5.3

At its option the Indemnifying Party may assume control of the defence of any Third Party Claim by giving written notice to the Indemnified Party within [***] Business Days after the Indemnifying Party’s receipt of an Indemnification Claim Notice.

5.4

If the Indemnifying Party chooses not to take control of the defence or prosecute any Third Party Claim, the Indemnified Party shall retain control of the defence thereof, but no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

5.5

Rentschler excludes any liability for punitive or exemplary damages, recall costs or loss of profit or indirect or consequential damages or damages on Customer Material provided that they do not depend on any wilful misconduct, gross negligence or breach of any provision of this Agreement.

5.6

The Parties overall liability, including the obligation to indemnify, arising out of or in connection with this Agreement, whether in contract or tort, statutory or otherwise is limited to the amount of [***] of the [***]. This limitation does not apply in case of liability arising out of willful misconduct or gross negligence of any of the party including death or personal injury resulting from its negligence, or any liability for fraud, fraudulent misrepresentation or any other liability that cannot be restricted by law.

5.7

If Rentschler’s cooperation is required in administrative procedures, especially in procedures of admission, customs or of importation, Customer indemnifies Rentschler from any liability which may arise out of this cooperation. That applies, in particular, in cases, where Rentschler, on Customer’s request, makes statements or applications at or towards governmental authorities or where Rentschler participates in making those statements or applications.

6.	Insurance

Either Party shall, at its sole cost and expense, obtain and maintain in force for the Term an adequate and suitable insurance in the minimum amounts set forth below with a reputable insurance company to cover its liability under this Agreement.

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Comprehensive products liability insurance, with combined single limits of [***] EUR for each claim with respect to personal injury and / or damage to property and [***] EUR aggregate.

Upon execution of this Agreement, each Party shall furnish to the other party a written statement by the insurer evidencing such coverages referred herein that must remain in place for the entire duration of this Agreement and for [***] years after termination triggered in compliance with section 7 of the Agreement. For the avoidance of doubt, each Party is allowed to change the insurer during the validity term of this clause provided that all the conditions described in this sections are properly met.

7.	Confidentiality

Each of the Parties will keep the Confidential Information of the respective other Party secret. Parties will use the Confidential Information only for the Services / Additional Services.

Each Party shall limit the disclosure of the other Party’s Confidential Information to Affiliates, officers or employees, and in case of Rentschler to the employees of Rentschler, Inc., who reasonably require the same in performance of activities related to this Agreement in order to perform the Services / Additional Services and who are obligated to treat the same as confidential in the same manner and to the same extent as provided herein. The receiving Party will use its reasonable efforts to ensure that any Affiliate, employee or officer to which it discloses Confidential Information will retain such information in strict confidence. Rentschler is allowed to share the Confidential Information with those third party suppliers which are listed in the respective Offer.

The receiving Party may disclose Confidential Information to a governmental, administrative or other regulatory body or during judicial process to the extent required by mandatory law. In case of such disclosure, the receiving Party shall provide the disclosing Party – as far as legally possible - with written notice of such request or requirement so that the disclosing Party may seek a protective order or other appropriate remedy. If the receiving Party is unable to inform the disclosing Party before the information is disclosed pursuant to this paragraph, it shall to the extent permitted by law inform the disclosing Party of the full circumstances of disclosure and the Confidential Information which has been disclosed immediately after the disclosure. The receiving Party agrees further to provide immediately notice to the disclosing Party in the case of any unauthorized use of Confidential Information.

The provisions of this Section do not apply to information which receiving Party proves that:

(i)	the receiving Party already knew, the prior knowledge of which it can document by prior written records;
(ii)	is or becomes public knowledge other than through the receiving Party’s breach of this promise of confidentiality;

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(iii)	the receiving Party receives in good faith from a third party not in violation of an obligation of confidentiality or
(iv)	the receiving Party independently develops, discovers or arrives at without use of or reference to the Confidential Information.

For the avoidance of doubt, no provision in this Agreement shall restrict each Party’s right to disclose the existence of a business relationship between the Parties to potential customers.

8.	Force Majeure

Neither Party is liable to the other Party for failure or delay to the extent and for so long as such failure or delay results from causes beyond the reasonable control of such Party, including fires, earthquakes, floods, embargoes, wars, acts of war (whether war is declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labour disturbances, acts of God or other acts, omissions or delays in acting by any administrative authority or other party.

In the event of occurrence of Force Majeure, each Party will use their commercially reasonable efforts to mitigate the adverse consequences.

9.	Miscellaneous

No change of this Agreement is valid unless it is in writing and signed by the Parties. This applies also to the foregoing sentence.

In case one of the clauses is invalid or unenforceable, the other clauses remain unaffected by this. The Parties shall negotiate in good faith if they wish to replace such invalid or unenforceable clause.

Any notice or request required or permitted to be given under or in connection with this Agreement or the subject matter hereof shall be given by prepaid registered or certified first class airmail, e-mail or telefax to the recipient at its address set forth on the first page of this Agreement or to such other address as may have therefore been furnished in writing by the recipient to the sending Party. Any such aforementioned notice or request concerning this Agreement shall be effective upon receipt by the Party to which it is addressed.

Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation or law or otherwise, without the prior written consent of the other Party, except that a Party may make such an assignment or transfer, by operation of law or otherwise, without the other Party’s consent to its Affiliate(s) or to an entity that acquires all or substantially all the business of such Party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. Notwithstanding anything to the contrary contained herein, in the event of an assignment to an Affiliate pursuant to this section 9, the assigning Party consents, acknowledges, covenants and guarantees that it shall remain jointly and severally

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liable, along with the assignee, to the non – assigning Party for all the obligations contained herein. This Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of this section 9, shall be null and void and of no legal effect.

This Agreement and any potential subsequent amendment to it, may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a .pdf format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page where an original thereof.

This Agreement is governed by the laws of Switzerland. All disputes out of or in connection with this Agreement and / or any Offer shall be exclusively settled by the competent court in Basel, Switzerland.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

SCHEDULE D

QUALITY AGREEMENT

Current version of the Quality Agreement executed separately by the Parties
(Rentschler contract no. B15B-4301)

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SCHEDULE E

COMPLIANCE

1.	Compliance

For Rentschler, it is a matter of course that group members of Rentschler comply with the law and any and all other relevant provisions applicable in the countries where they operate. Rentschler expects the same from its business partners.

2.	Anti-Corruption

Neither Party shall perform any actions that are prohibited by local and other anti-corruption laws that may be applicable to one or both Parties to the Agreement. Without limiting the foregoing, neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other Third Party related to this Agreement in a manner that would violate Anti-Corruption Laws.

3.	Export

Each Party hereby acknowledges that this Agreement is or might be subject to one or more export control laws, regulations or the like, and agrees that it will not transfer, export or re-export any such item, including any documentation, information or product that incorporates, is derived from or otherwise reveals such, without complying with all applicable export control laws, regulations and like, including obtaining and / or cooperating with the other Party in securing all appropriate licenses and authorizations.

Customer specifically certifies that it will not transfer, export, or re-export any item under this Agreement to any country or entity subject to export control restrictions and / or embargoes under any applicable laws, regulations and the like.

4.	Dealing with Internal Knowledge, Confidentiality

In principle, company and operational secrets must be treated with confidentiality. This shall also apply to any other information (such as customer information) whose confidentiality is in the interest of Rentschler’s customers.

5.	Data Privacy

Both Parties must comply with the applicable statutory and operational principles regarding the protection of data regarding employees, customers, and investors.

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In order to protect personal data either Party must observe the necessary diligence in the context of the assigned task.

6.	Documentation of Business Transactions

The documentation of any and all business transactions must be complete, transparent, and in compliance with the statutory provisions as well as with any provisions and processes.

7.	Social Responsibility

Rentschler respects the dignity of every human being and is committed to the compliance with and the protection of human rights.

Rentschler does not tolerate any kind of child labour as well as any exploitation of children and adolescents. Minimum age for the admission to employment must not be under the age for the fulfilment of compulsory education and in no case under 15 (fifteen) years.

Rentschler disapproves of any form of forced labour.

8.	No Discrimination

Rentschler creates a working atmosphere characterized by respectful cooperation and to strictly oppose to any kind of discrimination on grounds of race or ethnic origin, gender, religion or philosophy of life, disability, age, or sexual identity.

9.	EHS (Environmental, Health and Safety)

It is Rentschler’s policy to operate in a safe and responsible manner with respect to the environment and health of our employees, our customers and the communities where we operate.

Rentschler will not compromise environmental, health or safety values for other interests; value human life above all else and manage risks accordingly.

Rentschler pursues and continually improves an EHS system and processes to achieve an EHS incident-free environment.

Rentschler complies with applicable laws and set standards and for suppliers.

Rentschler uses its EHS knowledge to enhance the safety and well-being of the communities.

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

Schedule F

Storage Terms

1.  Storage Terms

RENTSCHLER will store Drug Product for CUSTOMER due at the Facility in Laupheim under the temperature conditions as listed in Section 2. The Drug Product will remain sole and exclusive property of CUSTOMER and will stored by RENTSCHLER following the applicable GMP regulations and in accordance with the common standards for the storage of pharmaceutical goods.

The Drug Product will be stored in as many storage bins as reasonably required.

RENTSCHLER will notify CUSTOMER in the case that any change will occur which may affect the Drug Product quality.

RENTSCHLER is not responsible for any risk of loss or damage, as far as not provided by mandatory laws.

In deviation of the provisions in Schedule C, Section 6, RENTSCHLER will maintain an insurance for the storage site in order to cover the elemental risk for the storage of the Product. Therefore, Customer shall inform Rentschler in writing timely ahead of the first Product storage about the insurance value of the Product. If Customer fails to inform Rentschler about the insurance value of the Product Rentschler has no obligation to insure the Product against elemental risk. Upon request by CUSTOMER, RENTSCHLER will provide evidence upon such insurance.

Upon request by CUSTOMER, RENTSCHLER will dispatch the Drug Product ready to be pick-up to a carrier designated by CUSTOMER.

2. Storage Fees

CUSTOMER shall pay to RENTSCHLER the following Storage Fees:

Storage Area per storage unit and calendar quarter	Storage conditions	Price

High rack warehouse	[***]	[***]
Cooling warehouse	[***]	[***]
Freezing warehouse	[***]	[***]
Deep freezer	[***]	[***]
Cell bank storage	[***]	[***]

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COMMERCIAL SUPPLY AND SERVICES AGREEMENT - DRUG PRODUCT

Rentschler will store the Product free of charge for up to [***] months after the Technical Release. Thereafter storage according to the above mentioned Storage Fees shall be invoiced.

CUSTOMER will also reimburse reasonable out-of-pocket expenses actually incurred by RENTSCHLER in the course of providing the storage services and as evidenced to CUSTOMER’s reasonable satisfaction. The prior written consent of CUSTOMER shall be required for out-of-pocket expenses in excess of EUR [***].

The fees are exclusive of storage of materials provided by CUSTOMER. Rentschler will invoice CUSTOMER per used storage unit at the end of each quarter. One storage unit is defined as one palette, one shelf, one storing position and/or one freezing compartment.

RENTSCHLER may adjust the Storage Fee according to Schedule B, Section 4.

3.  Limitation of Liability

In deviation of Schedule C, Section 5 RENTSCHLER´s liabilities for the storage services as detailed in this Schedule F shall be limited to gross-negligence or wilful misconduct.  With the exception of cases of wilful misconduct, Rentschler shall not be liable to Customer for any indirect, punitive or consequential damages or loss of profit, whether based on contract, tort or rising under other applicable laws. With the exception of cases of wilful misconduct, the Parties’ respective total liability under this Agreement shall in no event exceed an amount equal to EURO [***]

RENTSCHLER DOES NOT MAKE OR HAS MADE ANY OTHER REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT (WHETHER EXPRESS OR IMPLIED).

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